Exhibit 99.1

Intec Closes Merger with Decoy Biosystems

Completes $30 Million Private Placement

Changes Corporate Name to Indaptus Therapeutics to Reflect Clinical Focus

NEW YORK, Aug. 3, 2021 /PRNewswire/ —Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company,” and formerly, Intec Parent, Inc.) today announced the closing of its previously announced merger with Decoy Biosystems, Inc. (“Decoy”) and the completion of a $30 million private placement in accordance with the merger agreement. In addition, the Company announced a corporate name change to Indaptus Therapeutics, as it better reflects the Company’s therapeutic focus.

Indaptus is expected to begin trading on the Nasdaq Capital Market at the open of trading on August 4, 2021, under the ticker symbol “INDP” and a new CUSIP number (45339J 105). The previous ticker symbol was “NTEC” (Nasdaq: NTEC). The Company will have a new website address: www.indaptusrx.com.

“Today’s collective events serve to launch us forward and support the advancement of a new modality that activates both the innate and adaptive immune systems to battle a variety of tumor types and chronic viral infections,” said Jeffrey A. Meckler, Chief Executive Officer of Indaptus. “We look forward to leveraging the powerful potential of our dual acting platform and to moving our first program in immunotherapy into the clinic next year.”

“We are delighted to merge Decoy to form Indaptus, bringing together two teams of seasoned biopharmaceutical executives to drive our programs to deliver meaningful medicines for patients with unmet medical need. This transition into a publicly traded company marks a significant milestone, providing the opportunity for greater financial resources and enhanced corporate structure to better advance our immunotherapy platform,” said Michael J. Newman, Ph.D., Founder and Chief Executive Officer of Decoy.

“The completion of this merger, combined with the recent fundraise, allows Indaptus to potentially transform the way we treat tumors with a novel, multipronged approach to leveraging the body’s own immune system to fight cancers of unmet medical need,” said Roger Pomerantz, M.D., F.A.C.P., Chairman of the Board of Directors of Indaptus. “We expect these important advances will make a meaningful difference in the lives of patients battling cancer, while also building shareholder value over time.”

Prior to the closing of the merger, Indaptus closed its previously announced private placement financing with a single, healthcare-focused institutional investor to raise gross proceeds of approximately $30 million. Indaptus issued pre-funded warrants to purchase 2,727,273 shares of its common stock and warrants to purchase up to 2,727,273 shares of its common stock, at an effective purchase price of $11.00 per pre-funded warrant and associated warrant. The warrants have a term of five and one-half years, are exercisable immediately and have an exercise price of $11.00 per share. The Company intends to use the net proceeds from the private placement for working capital purposes.

H.C. Wainwright & Co. acted as the exclusive placement agent for the private placement.

About the Merger

As previously announced, on July 26, 2021, Intec Pharma Ltd. (“Intec Pharma”) effected a domestication merger, one of the closing conditions to the merger, whereby an Israeli wholly-owned subsidiary of Indaptus, merged with and into Intec Pharma with Intec Pharma being the surviving entity and a wholly-owned subsidiary of Indaptus. Immediately prior to the domestication merger, Intec Pharma effected a 1 for 4 reverse share split.

In connection with the Decoy merger, each outstanding share of Decoy common stock, after giving effect to the conversion of Decoy SAFEs and Decoy preferred stock converted into approximately 2.65 shares of Indaptus common stock. In addition, at the effective time of the merger, each outstanding and unexercised Decoy stock option converted into a stock option exercisable for that number of shares of common stock of Indaptus subject to such option and the exercise price being appropriately adjusted to reflect the exchange ratio.

Immediately following closing of the Decoy merger there are approximately 5,405,963 shares of Indaptus common stock outstanding, with pre-merger Decoy shareholders owning approximately 65.6% and pre-merger Intec Pharma shareholders owning approximately 34.4% of Indaptus. Assuming the exercise in full of the pre-funded warrants sold in the private placement, there would be 8,133,236 shares of Indaptus common stock outstanding. The figures above do not give effect to shares issuable upon the exercise of outstanding Indaptus warrants or options, other than the pre-funded warrants.

In connection with the previously announced domestication merger of Intec Pharma, the predecessor of Indaptus, after which Intec Pharma became a wholly owned subsidiary of Indaptus (formerly Intec Parent, Inc.), a request was made for the Nasdaq Stock Market LLC to file with the Securities and Exchange Commission an application on Form 25 to delist and deregister the ordinary shares of Intec Pharma under Section 12(b) of the Securities Exchange Act of 1934, as amended.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be resold in the U.S. except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Indaptus has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock underlying the securities sold in this private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Board of Directors and Management of Indaptus Therapeutics

Dr. Roger Pomerantz serves as Indaptus’s Chairman with Jeffrey Meckler serving as Chief Executive Officer and director, Michael Newman to serve as Chief Scientific Officer and director, Nir Sassi serving as Chief Financial Officer and Walt Linscott serving as Chief Business Officer. Other board members include William B. Hayes, Hila Karah, and Anthony J. Maddaluna and will also include Brian O’Callaghan and Hoonmo Lee. Additional information regarding the business experience of the Indaptus board of directors and management can be found in Indaptus’s proxy statement/prospectus included in the registration statement on Form S-4 filed with the Securities and Exchange Commission on May 12, 2021.

About Indaptus Therapeutics

Indaptus Therapeutics has evolved from more than a century of immunotherapy advances. The Company’s approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system activating signals that can be administered safely intravenously. Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria, with reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cellular components of innate and adaptive immunity. This approach has led to broad anti-tumor and anti-viral activity, including safe, durable anti-tumor response synergy with each of five different classes of existing agents, including checkpoint therapy, targeted antibody therapy and low-dose chemotherapy in pre-clinical models. Tumor eradication by Indaptus technology has demonstrated activation of both innate and adaptive immunological memory and, importantly, does not require provision of or targeting a tumor antigen in pre-clinical models. Indaptus has carried out successful GMP manufacturing of its lead clinical candidate, Decoy20, and is currently completing other IND-enabling studies.

Forward-Looking Statements

This press release contains forward-looking statements with the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. For example, forward-looking statements are used in this press release when we discuss our expected timeline of our development pipeline. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the following: Indaptus’ plans to develop and potentially commercialize its technology, the timing and cost of Indaptus’ planned investigational new drug application and any clinical trials, the completion and receiving favorable results in any clinical trials, Indaptus’ ability to obtain and maintain regulatory approval of any product candidate, Indaptus’ ability to protect and maintain its intellectual property and licensing arrangements, Indaptus’ ability to develop, manufacture and commercialize its product candidates, the risk of product liability claims, the availability of reimbursement, the influence of extensive and costly government regulation, and Indaptus’ estimates regarding future revenue, expenses capital requirements and the need for additional financing following the merger. These risks, as well as other risks are discussed in the proxy statement/prospectus that was included in the registration statement on Form S-4 filed with the SEC in connection with the merger. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Investor Contact:

Will O’Connor
Stern IR
+1 212-362-1200
will@sternir.com